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                                                                    EXHIBIT 5(B)

                               SEPTEMBER 15, 1995

PHARMACIA & UPJOHN, INC.
FLEMING WAY
CRAWLEY, SUSSEX RH10 2LZ
ENGLAND

LADIES AND GENTLEMEN:

     We have acted as counsel for Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), and Pharmacia Aktiebolag, a corporation organized under the laws of the Kingdom of Sweden ("Pharmacia"), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form S-4 (No. 33-61969) (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended (the "Act"), of 348,677,949 shares (the "Shares") of the Company's common stock, par value $.01 per share. The Shares are to be issued by the Company pursuant to the Combination Agreement dated as of August 20, 1995, among the Company, Pharmacia, The Upjohn Company and Pharmacia & Upjohn Subsidiary, Inc. (the "Combination Agreement").

     In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such documents. In rendering our opinion. we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

     Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware.

     Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when an amended and restated certificate of incorporation of the Company substantially in the form filed as
Exhibit 3(a) to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware and has become effective, and the Shares have been duly issued and delivered in accordance with the terms of the Combination Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5(b) to the Registration Statement and to the use of our name under the caption "Validity of Shares" contained in the prospectus which is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/  SHEARMAN & STERLING

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JAM/CO/MDW/AY